Exhibit 99.1

DeVry Education Group Announces First Quarter Fiscal 2017 Results

Total Revenue Increases 1.9 Percent to $450 Million;

Continues to Expand Presence Across In-Demand Education Verticals

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--November 1, 2016--DeVry Education Group (NYSE:DV), a leading global education provider, today reported academic, operational and financial results for its fiscal 2017 first quarter that ended Sept. 30. DeVry Group also reported enrollment results at Carrington College, Chamberlain College of Nursing, DeVry Education of Brazil, DeVry Medical International, and DeVry University and its Keller Graduate School of Management.

“We are off to a solid start to fiscal 2017, as evidenced by our improved first quarter results and the notable progress we are making in executing against our four strategic priorities,” said Lisa Wardell, president and CEO of DeVry Education Group. “We are benefiting from the actions we’ve taken to reduce costs, while further diversifying our revenue profile across a number of attractive and growing sectors spanning healthcare, international and professional education. These sectors now account for over 90 percent of our operating income.

“Our primary focus remains on strengthening our overall value proposition by developing the most relevant program offerings that address the prevalence of work force skills gaps globally,” she said. “We’re launching a range of shorter, stackable courses and strengthening our professional licensing exam preparation programs, all designed to provide students with the right training in the most accessible manner.

“We are making progress in addressing recent regulatory issues,” Wardell said. “Longer-term, I believe we have a unique opportunity to take a leadership role in addressing some of the key issues facing higher education as a whole, including evaluating effective paths toward developing a viable measurement process for determining academic success.

“At the same time, we are taking steps to reduce DeVry Group’s exposure to Title IV funding, reflecting our commitment to our students and our confidence in our program offering. We are determined to limit the revenue that each our institutions derive from federal funding to 85 percent, including the Department of Veterans Affairs and military tuition assistance benefits. These efforts are all part of a larger set of Student Commitments that will support our goal of setting a new standard for higher education.”

Selected financial data for the three months that ended Sept. 30:

  Total revenue increased 1.9 percent to $450 million
  Medical and Healthcare, and International and Professional Education revenue grew 5.7 percent and 58.5 percent, respectively, while Business, Technology and Management revenue decreased 24.2 percent
  Reported net income of $25.2 million, compared to net income of $5.5 million last year; net income excluding special items was $28.8 million, compared to $24.5 million last year
  Reported diluted earnings per share was $0.39, compared to diluted earnings per share of $0.08 last year; diluted earnings per share excluding special items was $0.45, compared to $0.38 last year
  DeVry Group repurchased approximately 371,000 shares of common stock during the first fiscal quarter
  Cash and cash equivalents were $189 million as of Sept. 30, compared to $436 million as of Sept. 30, 2015

The fiscal 2017 first quarter results contained a pre-tax restructuring charge of $5 million primarily related to real estate consolidations at DeVry University, Carrington College and DeVry Group’s home office.

Operating Highlights

Medical and Healthcare Segment

For the first quarter, segment revenue of $236.8 million grew 5.7 percent compared to the prior year, led by solid growth at Chamberlain College of Nursing. Operating income for the segment, excluding special items, was $43.2 million, representing an increase of 24.8 percent from the prior year. Revenue for the first quarter at DeVry Medical International grew 6.6 percent to $88.3 million. For the first quarter, Chamberlain revenue increased 10.4 percent to $111.5 million. Revenue at Carrington College decreased 7.9 percent in the first quarter to $37.0 million.

In September, Chamberlain delivered record new student starts, including the largest RN-BSN class in its history. In addition, both the MSN and DNP programs had their second highest starts in the institution’s history.

International and Professional Education Segment

First quarter revenue increased 58.5 percent to $93 million compared to the prior year. On a constant currency basis, revenue in the segment grew 50.9 percent driven by recent acquisitions and enrollment growth. Segment operating income in the first quarter was $4.1 million, doubling from $2 million in the prior year.

At Becker Professional Education, first quarter revenue was $34.7 million, up 36.6 percent from the prior year. At DeVry Education of Brazil, revenue in the quarter grew 75.1 percent to $58.2 million. On a constant currency basis, revenue would have increased about 62 percent.

Becker entered into a new partnership with the Chicago Medical Training Center (CMTC) to offer USMLE® preparation courses enabling medical students to have access to efficient, comprehensive training and medical exam study options in one centralized location.

The integration of the Association of Certified Anti-Money Laundering Specialists (ACAMS) is running ahead of plan and we now expect ACAMS to be neutral to diluted earnings per share in the current fiscal year, rather than modestly dilutive as originally anticipated.

Business, Technology and Management Segment

In the first quarter, segment revenue decreased 24.2 percent to $120.9 million. The segment recorded an operating loss of $6.3 million for the quarter compared to a loss of $1.6 million in the prior year, excluding special items. DeVry University achieved $33.8 million of cost savings in the first quarter, excluding special items, and expects to drive additional cost reduction in fiscal 2017 to maintain positive segment economics.

During the first fiscal quarter, DeVry University began launching a range of technology-focused, stackable programs focused on fostering in-demand skills, beginning with certificates in website design and website development.

During the quarter, DeVry University reached an agreement with the U.S. Department of Education regarding its Jan. 27, 2016 Notice of Intent to Limit.

DeVry Group Outlook

Second quarter revenue is expected to be flat to up 1 percent versus the prior year. Second quarter operating costs before special items are expected to decrease 1-2 percent versus the prior year.

For the full year, revenue is expected to be flat compared to the prior year and earnings before special items to grow in the mid-single digits as compared to the prior year. Full year capital spending is expected to be in the $70-75 million range. The effective income tax rate for the fiscal year is expected to be approximately 22-23 percent, before special items.

Conference Call and Webcast Information

For those wishing to participate by telephone, dial 877-506-6380 (domestic) or 412-902-6690 (international). Ask for the “DeVry Education Group Call.” DeVry Group will also broadcast the conference call on DeVry Group's website at http://services.choruscall.com/links/dv161101.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until Tuesday, Nov. 15. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), passcode 10095260. To access the webcast replay, please visit DeVry Group's website, or http://services.choruscall.com/links/dv161101.html.

About DeVry Education Group

DeVry Education Group empowers its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Education of Brazil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2016 and filed with the Securities and Exchange Commission (SEC) on August 25, 2016.

Selected Operating Data (in thousands, except per share data):

	Three Months Ended
	FY2017	FY2016	Change
Revenue	$449,892	$441,413	+1.9%
Net Income	$25,152	$5,465	+360.2%
Earnings per Share (diluted)	$0.39	$0.08	+387.5%
Number of common shares (diluted)	63,896	64,729	-1.3%

Non-GAAP Earnings Disclosure:

During the first quarter of fiscal year 2017, DeVry Group recorded restructuring charges primarily related to real estate consolidations at DeVry University, Carrington College (“Carrington”) and DeVry Group’s Home Office in order to align its cost structure with enrollments. During the first quarter of fiscal year 2016, DeVry Group recorded restructuring charges related to workforce reductions and real estate consolidations at DeVry University and real estate consolidations at Carrington in order to align its cost structure with enrollments. The following table illustrates the effects of restructuring charges on DeVry Group’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

DEVRY EDUCATION GROUP INC.
NON-GAAP EARNINGS DISCLOSURE
(Unaudited)
PRELIMINARY
(in thousands, except per share amounts)

	For The Three Months
	Ended September 30,

	2016	2015
Net Income	$25,152	$5,465
Earnings per Share (diluted)	$0.39	$0.08

Restructuring Expense	$5,047	$24,073
Effect on Earnings per Share (diluted)	$0.08	$0.38

Income Tax Impact on Non-GAAP Adjustments	$(1,434)	$(5,061)
Effect on Earnings per Share (diluted)	$(0.02)	$(0.08)

Net Income Excluding Restructuring Expense, net of tax	$28,765	$24,477

Earnings per Share Excluding Restructuring Expense, net of tax (diluted)	$0.45	$0.38

Shares used in diluted EPS calculation	63,896	64,729

Enrollment Results:

	2016	2015	% Change
DeVry Education Group Postsecondary Enrollments(1)(2)
New students	28,629	28,323	+1.1%
Total students	151,503	140,271	+8.0%

Chamberlain College of Nursing
September Session
New students	5,003	4,942	+1.2%
Total students	28,781	25,802	+11.5%

Carrington College
3 months ending September 30, 2016
New students	2,338	2,584	-9.5%
Total students	6,638	7,560	-12.2%

DeVry Medical International(2)
September Semester
New students	806	991	-18.7%
Total students	6,168	6,546	-5.8%

DeVry University
Undergraduate – September Session
New students	3,432	4,006	-14.3%
Total students	24,540	31,843	-22.9%
Graduate – September Session
Coursetakers (3)	10,146	12,937	-21.6%

DeVry Education of Brazil(4)
September Semester
New students	15,892	14,399	+10.4%
Total students	76,862	57,819	+32.9%
1)	Includes the most recently reported enrollments at DeVry Group’s postsecondary institutions
2)	Includes enrollments in its medical and veterinary preparatory programs offered through DeVry Medical International
3)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers
4)	Excludes Damásio test prep students. Excluding the acquisitions of Ibmec and Facimp, new student enrollments decreased 12.7 percent and total enrollment increased 4.1 percent

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2016	2016	2015
	(in thousands, except share and par value amounts)
ASSETS
Current Assets
Cash and Cash Equivalents	$189,017	$308,164	$436,453
Marketable Securities and Investments	3,738	3,609	3,398
Restricted Cash	5,795	7,183	7,917
Accounts Receivable, Net	184,294	162,389	185,956
Prepaid Expenses and Other	40,814	36,760	47,939
Total Current Assets	423,658	518,105	681,663
Land, Building and Equipment
Land	54,967	55,690	59,091
Building	484,104	488,347	490,022
Equipment	523,492	521,209	522,735
Construction in Progress	24,201	22,560	16,716
	1,086,764	1,087,806	1,088,564
Accumulated Depreciation	(572,320)	(566,043)	(558,228)
Land, Building and Equipment, Net	514,444	521,763	530,336
Other Assets
Deferred Income Taxes, Net	32,037	52,608	6,318
Intangible Assets, Net	426,089	342,856	304,141
Goodwill	854,188	588,007	533,179
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	60,490	60,207	37,522
Total Other Assets	1,386,254	1,057,128	894,610
TOTAL ASSETS	$2,324,356	$2,096,996	$2,106,609

LIABILITIES
Current Liabilities
Accounts Payable	$57,423	$64,687	$59,777
Accrued Salaries, Wages and Benefits	65,841	93,328	74,214
Accrued Expenses	96,863	103,379	82,066
Deferred Revenue	224,713	100,442	223,343
Total Current Liabilities	444,840	361,836	439,400
Other Liabilities
Revolving Loan	130,000	0	0
Deferred Income Taxes, Net	30,769	29,936	21,103
Deferred Rent and Other	112,026	118,025	99,085
Total Other Liabilities	272,795	147,961	120,188

TOTAL LIABILITIES	717,635	509,797	559,588

NONCONTROLLING INTEREST	5,043	5,112	3,652
SHAREHOLDERS' EQUITY
Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
62,728,000, 62,549,000 and 63,573,000 Shares Outstanding at
September 30, 2016, June 30, 2016 and September 30, 2015, respectively	772	765	766
Additional Paid-in Capital	383,815	372,175	356,487
Retained Earnings	1,796,099	1,771,068	1,804,482
Accumulated Other Comprehensive Loss	(49,223)	(42,467)	(122,154)
Treasury Stock, at Cost, 14,454,000, 13,990,000 and 12,803,000 Shares at
September 30, 2016, June 30, 2016 and September 30, 2015, respectively	(529,785)	(519,454)	(496,212)
TOTAL SHAREHOLDERS' EQUITY	1,601,678	1,582,087	1,543,369
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND
SHAREHOLDERS' EQUITY	$2,324,356	$2,096,996	$2,106,609

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
PRELIMINARY

	For The Three Months
	Ended September 30,
	2016	2015
	(in thousands, except per share amounts)
REVENUE:
Tuition	$399,027	$396,056
Other Educational	50,865	45,357

Total Revenue	449,892	441,413
OPERATING COST AND EXPENSE:
Cost of Educational Services	250,673	245,077
Student Services and Administrative Expense	161,065	164,016
Restructuring Expense	5,047	24,073

Total Operating Cost and Expense	416,785	433,166

Operating Income	33,107	8,247
INTEREST:
Interest Income	1,058	127
Interest Expense	(2,115)	(2,326)

Net Interest Expense	(1,057)	(2,199)

Income Before Income Taxes	32,050	6,048
Income Tax Provision	(6,901)	(662)

NET INCOME	25,149	5,386
Net Loss Attributable to Noncontrolling Interest	3	79

NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$25,152	$5,465

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY EDUCATION GROUP SHAREHOLDERS:
Basic	$0.40	$0.08
Diluted	$0.39	$0.08

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
PRELIMINARY
	For The Year
	Ended September 30,
	2016	2015
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$25,149	$5,386
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	5,750	6,238
Depreciation	17,476	19,677
Amortization	3,439	1,348
Provision for Refunds and Uncollectible Accounts	22,481	20,594
Deferred Income Taxes	3,328	(16)
Loss on Disposals, Accelerated Depreciation and Adjustments
to Land, Building and Equipment	418	7,952
Changes in Assets and Liabilities, Net of Effects from
Acquisition Components:
Restricted Cash	1,388	2,826
Accounts Receivable	(45,280)	(76,472)
Prepaid Expenses and Other	(6,017)	8,894
Accounts Payable	(3,717)	(3,303)
Accrued Salaries, Wages, Benefits and Expenses	(35,995)	(10,363)
Deferred Revenue	109,348	133,820

NET CASH PROVIDED BY OPERATING ACTIVITIES	97,768	116,581

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(11,318)	(22,753)
Payment for Purchase of Businesses, Net of Cash Acquired	(331,070)	-
Marketable Securities Purchased	(10)	(13)
Purchase of Noncontrolling Interest of Subsidiary	-	(3,114)

NET CASH USED IN INVESTING ACTIVITIES	(342,398)	(25,880)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	6,350	240
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	211	279
Repurchase of Common Stock for Treasury	(8,255)	(8,255)
Payments of Seller Financed Obligations	(3,518)	(2,931)
Borrowings Under Revolving Credit Facility	240,000	-
Repayments Under Revolving Credit Facility	(110,000)	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	124,788	(10,667)

Effects of Exchange Rate Differences	695	3,397

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(119,147)	83,431

Cash and Cash Equivalents at Beginning of Period	308,164	353,022
Cash and Cash Equivalents at End of Period	$189,017	$436,453

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(Unaudited)
PRELIMINARY
(in thousands)

	For The Three Months
	Ended September 30,
			Increase
	2016	2015	(Decrease)
REVENUE:
Medical and Healthcare	$236,754	$223,984	5.7%
International and Professional Education	92,970	58,673	58.5%
Business, Technology and Management	120,890	159,466	-24.2%
Intersegment Elimination and Other	(722)	(710)	-1.7%
Total Consolidated Revenue	449,892	441,413	1.9%
OPERATING INCOME (LOSS):
Medical and Healthcare	41,842	34,252	22.2%
International and Professional Education	4,081	2,038	100.2%
Business, Technology and Management	(7,985)	(25,249)	68.4%
Reconciling Items:
Home Office and Other	(4,831)	(2,794)	-72.9%
Total Consolidated Operating Income (Loss)	33,107	8,247	301.4%
INTEREST:
Interest Income	1,058	127	733.1%
Interest Expense	(2,115)	(2,326)	9.1%
Net Interest Expense	(1,057)	(2,199)	51.9%
Total Consolidated Income Before Income Taxes
and Noncontrolling Interest	$32,050	$6,048	429.9%

During the first quarter of fiscal year 2017, DeVry Group recorded restructuring charges related to real estate consolidations at DeVry University, Carrington College ("Carrington") and DeVry Group's Home Office in order to align its cost structure with enrollments. During the first quarter of fiscal year 2016, DeVry Group recorded restructuring charges related to workforce reductions and real estate consolidations at DeVry University and real estate consolidations at Carrington in order to align its cost structure with enrollments. The following table illustrates the effects of restructuring charges on DeVry Group’s operating income. Management believes that the non-GAAP disclosure of operating income excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands):

	For The Three Months
	Ended September 30,
			Increase
	2016	2015	(Decrease)

Medical and Healthcare Operating Income	$41,842	$34,252	22.2%
Restructuring Charge	1,369	381	259.3%
Medical and Healthcare Operating Income
Excluding Restructuring Charge	$43,211	$34,633	24.8%

Business, Technology and Management Operating Loss	$(7,985)	$(25,249)	68.4%
Restructuring Charge	1,697	23,692	-92.8%
Business, Technology and Management Operating Loss
Excluding Restructuring Charge	$(6,288)	$(1,557)	-303.9%

Home Office and Other Operating Loss	$(4,831)	$(2,794)	-72.9%
Restructuring Charge	1,982	-	NM
Home Office and Other Operating Loss
Excluding Restructuring Charge	$(2,849)	$(2,794)	-2.0%

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter
jwalter@devrygroup.com
630-353-3800
or
Media Contact:
Ernie Gibble
egibble@devrygroup.com
630-353-9920